FORM 8-K PRIVATE

                    SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported)  April 8, 1998.



                           HIGH PLAINS CORPORATION

            (Exact name of registrant as specified in its charter)


Kansas                                                                #1-8680
(State or other jurisdiction of                              (Commission File
incorporation)                                                        Number)



200 W. Douglas                                                    #48-0901658
Suite #820                                                      (IRS Employer
Wichita, Kansas 67202                                     Identification No.)
(Address of prinicipal
exeuctive offices)


                                 (316)269-4310
                       (Registrant's telephone number)

Item  5  Other Information

Wichita, KS, April 8, 1998 -- High Plains Corporation (NASDAQ:HIPC) announced the appointment of Gary R. Smith as its new Chief Executive Officer.

Daniel O. Skolness, Chairman of the Board, said, "The appointment culminated a board search to strengthen the senior management of the Company since the retirement of former Chairman and CEO, Stanley Larson."

Raymond Friend, President, said, "The addition of Gary Smith to the management team will allow the Company to focus more effectively on High Plains forward business plan, allowing me to devote more of my time to the areas where I can be most beneficial to the Company, including development of new technologies, ethanol marketing, and legislative issues".

Mr. Smith brings to High Plains extensive executive and sales management experience in the fields of alternative fuels, automotive engines and industrial manufacturing. Smith, 55, a graduate of St. Cloud University and the Stanford University Executive Program, most recently was President of Signa Stortech Systems, Inc., an Ohio-based metal fabrication and powder-coating company. Previously, he served in executive capacities with Hercules Engine Company, White Engines, Inc., Cummins Engine Company and Hoerner-Waldorf Paper.

While Serving as the President of Hercules Engine Company, Smith successfully transitioned the company from one relying entirely on military business to one forging new commercial truck and bus markets for its groundbreaking natural gas engines. During his Hercules tenure, Mr. Smith served on the Board of Directors of the Natural Gas Vehicle Coalition, a national clean-fuels advocacy organization.

"High Plains Corporation's principal business is ethanol. Nevertheless, our business strategy must consider how we position the company within the broader framework of the alternative fuels industry," said Mr. Smith. "Our profitability is directly influenced by the competitive forces within the entire domestic clean fuels industry," he added.

"To remain competitive and enhance our profitability, diversification must be High Plains' highest priority," Smith continues. "High Plains will continue its congenial and mutually-beneficial partnership with American agriculture. But at the same time, as past experience has taught us, High Plains can not afford to rely solely on a single agricultural feedstock. The company's long-term profitability hinges on our ability to develop feedstock alternatives, and to become price competitive with all alternative fuels, not just ethanol," said Smith.

"Gary Smith's management skills and unique experience as a leader of the alternative fuels industry is certain to assist High Plains Corporation in increasing its profitability and competitiveness. The Board of Directors enthusiastically welcomes him," said Skolness.

Based in Wichita, Kansas, High Plains Corporation is among the Nation's largest producers of ethanol. The company operates production facilities in Colwich, Kansas; York, Nebraska; and Portales, New Mexico.

                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date   April 8, 1998                           HIGH PLAINS CORPORATION


                                               /s/ Raymond G. Friend
                                               President